UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 29, 2012

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On August 29, 2012, Hospira, Inc. (the “Company”), through its wholly-owned subsidiary, Hospira Healthcare India Private Limited, entered into a definitive agreement (the “Agreement”) with Orchid Chemicals & Pharmaceuticals Ltd. (“Orchid”) and Mr. K. Raghavendra Rao to acquire from Orchid its penem active pharmaceutical ingredient (API) and penicillin API business for $202.5 million. The acquisition includes the U.S. Food and Drug Administration approved manufacturing facility located in Aurangabad, India and a research and development facility based in Chennai, India, along with the related equipment and the employees associated with those operations.

Orchid is a current supplier of APIs to the Company and will continue to supply cephalosporin APIs following the closing. The Agreement contains customary covenants by the Company and Orchid. The transaction is subject to Orchid shareholder approval and other customary closing conditions and regulatory approvals. The Company expects to close the transaction in the fourth quarter 2012, but can give no assurance that the transaction will be consummated during that time period, or at all.

The foregoing is a summary description of certain terms of the Agreement.  A copy of the Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Date: August 29, 2012	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel